EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to Registration Statement on Form S-4 (No. 333-171882) of our report dated June 29, 2010 relating to the financial statements of the Whitney National Bank Savings Plus Plan, which appears in Whitney Holding Corporation's Annual Report on Form 11-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

June 6, 2011